Exhibit 99

CBS CORPORATION REPORTS SECOND QUARTER 2019 RESULTS

Revenues of $3.8 Billion, Up 10%
Diluted EPS of $1.17; Adjusted Diluted EPS of $1.16, Up 4%

NEW YORK, August 8, 2019 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the second quarter of 2019, including the Company’s best-ever second quarter results in revenues, adjusted operating income and adjusted diluted earnings per share (“EPS”).

“CBS delivered another outstanding quarter as we continue to execute on our long-term growth strategy, which is to invest in our premium content and direct-to-consumer streaming services,” said Joe Ianniello, President and Acting Chief Executive Officer, CBS Corporation. “We achieved double-digit revenue growth in the second quarter, with increases in each of our three key revenue sources. Our direct-to-consumer services, CBS All Access and Showtime, continue to perform strongly, helping fuel a 13% increase in affiliate and subscription fee revenue for the quarter. And we remain on track to reach our goal of 25 million subscribers combined by 2022. Meanwhile, advertising grew 7%, and we have continued momentum as we head into the back half of the year, thanks to another robust upfront, with solid gains in pricing. Content licensing also had a very strong quarter, up 12%, as we continue to build a lucrative portfolio by creating must-have programming for our own content brands in addition to highly successful content for third-party platforms. So with our strong quarterly results we’re reporting today and the prospects we have before us, we feel even better about our future as a global multiplatform premium content company.”

Second Quarter 2019 Results
Revenues for the second quarter of 2019 increased 10% to $3.81 billion from $3.47 billion for the same prior-year period, with growth across all of the Company’s significant revenue streams. Advertising revenues grew 7%, led by CBS’ broadcast of the national semifinals and championship game of the NCAA Division I Men’s Basketball Tournament (“NCAA Tournament”) in the second quarter of 2019. Content licensing and distribution revenues were up 12%, mainly as a result of higher domestic licensing sales. Affiliate and subscription fee revenues rose 13%, reflecting growth from the Company’s direct-to-consumer streaming services and increases in fees from CBS Television Network affiliated stations and retransmission revenues, driven by virtual MVPDs.
Operating income for the second quarter of 2019 increased 5% to $695 million from $659 million for the same prior-year period. Adjusted operating income increased 1% to $702 million from $694 million for the same prior-year period. These increases were primarily driven by the revenue growth, which was offset by a higher investment in content, and higher costs associated with the growth and expansion of the Company’s direct-to-consumer streaming services.
Net earnings for the second quarter of 2019 increased 10% to $440 million from $400 million for the second quarter of 2018. Adjusted net earnings increased 2% to $435 million from $427 million for the second quarter of 2018. These increases were mainly a result of the higher operating income.
Diluted EPS for the second quarter of 2019 increased 11% to $1.17 from $1.05 for the same quarter in 2018. Adjusted diluted EPS increased 4% to $1.16 from $1.12 for the same prior-year period.
Cash Flow
For the second quarter of 2019, operating cash flow was an outflow of $124 million compared with an inflow of $326 million for the second quarter of 2018. For the first six months of 2019, operating cash flow was $314 million compared with $1.04 billion for the same period in 2018. Free cash flow was an outflow of $157 million for the second quarter of 2019 compared with an inflow of $296 million for the same prior-year period, and for the first six months of the year, free cash flow was $254 million in 2019 compared with $983 million for 2018. The decreases were mainly driven by an increased investment in content and higher payments for income taxes.
Details of the discrete items excluded from financial results and reconciliations of adjusted results and free cash flow to their most directly comparable GAAP financial measures are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; segment operating income (loss); and depreciation and amortization by segment for the three and six months ended June 30, 2019, and 2018.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Segment	2019	2018	2019	2018
Entertainment	$2,741	$2,402	$5,917	$5,155
Cable Networks	562	553	1,114	1,124
Publishing	218	207	382	367
Local Media	423	420	880	835
Corporate/Eliminations	(135)	(116)	(317)	(254)
Total Revenues	$3,809	$3,466	$7,976	$7,227

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Type	2019	2018	2019	2018
Advertising	$1,424	$1,327	$3,468	$3,060
Content licensing and distribution	1,224	1,096	2,187	2,091
Affiliate and subscription fees	1,113	989	2,224	1,968
Other	48	54	97	108
Total Revenues	$3,809	$3,466	$7,976	$7,227

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Segment Operating Income (Loss)	2019	2018	2019	2018
Entertainment	$426	$367	$956	$853
Cable Networks	185	245	360	481
Publishing	33	31	50	47
Local Media	130	128	268	246
Corporate	(72)	(77)	(139)	(152)
Adjusted Operating Income	702	694	1,495	1,475
Restructuring and other corporate matters	(7)	(35)	(121)	(44)
Gain on sale of assets	—	—	549	—
Total Operating Income	$695	$659	$1,923	$1,431

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Depreciation and Amortization	2019	2018	2019	2018
Entertainment	$29	$32	$59	$63
Cable Networks	6	4	10	9
Publishing	2	2	3	3
Local Media	9	11	20	22
Corporate	7	7	14	15
Total Depreciation and Amortization	$53	$56	$106	$112

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, Network 10, CBS Interactive, CBS Sports Network and CBS Films)
Entertainment revenues of $2.74 billion for the second quarter of 2019 increased 14% from $2.40 billion for the second quarter of 2018. Advertising revenues increased 9% from the same prior-year period, led by the CBS Television Network’s broadcast of the national semifinals and championship game of the NCAA Tournament. Underlying CBS Network advertising revenues increased 3% for the quarter. Content licensing and distribution revenues were up 18%, mainly from growth in domestic licensing sales and higher sales of series produced for third-party services. Affiliate and subscription fee revenues grew 22%, driven by increases in station affiliation fees and revenues from virtual MVPDs, as well as subscriber growth at CBS All Access.
Entertainment operating income of $426 million for the second quarter of 2019 increased 16% from $367 million for the same prior-year period. This increase was driven by the revenue growth, which was partially offset by an increased investment in content and higher costs associated with the growth and expansion of the Company’s direct-to-consumer streaming services.
Cable Networks (Showtime Networks, Pop and Smithsonian Networks)
Cable Networks revenues of $562 million for the second quarter of 2019 increased 2% from $553 million for the same prior-year period. The increase reflects growth from the Showtime digital streaming subscription offering as well as the inclusion of the results of Pop. The Company acquired the remaining stake of Pop in March 2019, bringing its ownership to 100%. These increases were partially offset by the timing of international licensing sales.
Cable Networks operating income of $185 million for the second quarter of 2019 decreased 24% from
$245 million for the same prior-year period. The decrease mainly reflects the lower licensing revenues and an increased investment in programming, including costs associated with the June 2019 premieres of the new series City On A Hill and the limited series The Loudest Voice.
Publishing (Simon & Schuster)
Publishing revenues of $218 million for the second quarter of 2019 increased 5% from $207 million for the same prior-year period, driven by higher print book and digital audio sales. Bestselling titles for the second quarter of 2019 included Howard Stern Comes Again by Howard Stern and The Pioneers by David McCullough.
Publishing operating income of $33 million for the second quarter of 2019 increased 6% from $31 million for the same prior-year period, mainly as a result of the higher revenues.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues of $423 million for the second quarter of 2019 increased 1% from $420 million for the same prior-year period, reflecting revenues from the broadcast of the national semifinals and championship game of the NCAA Tournament and growth in retransmission revenues. These increases were partially offset by lower political advertising sales.
Local Media operating income of $130 million for the second quarter of 2019 increased 2% from $128 million for the same prior-year period, mainly as a result of the higher revenues.
Corporate
Corporate expenses of $72 million for the second quarter of 2019 decreased 6% from $77 million for the same prior-year period, primarily reflecting lower executive compensation costs.

About CBS Corporation:
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -- “the Eye” -- one of the most-recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film and interactive. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network 10 Australia, CBS Television Studios, CBS Global Distribution Group, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS All Access, the Company’s direct-to-consumer digital streaming subscription service, CBS Sports Network, CBS Films, Showtime Networks, Pop, Smithsonian Networks, Simon & Schuster, CBS Television Stations and CBS Experiences. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including the Company’s expectations concerning its revenues and EPS. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in the public acceptance of the Company’s content; advertising market conditions generally; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; increased programming costs and investments; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the outcomes of investigation-related legal actions, which are inherently unpredictable, and any associated costs; the uncertainties arising from leadership changes at the Company; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; other domestic and global economic, business, competitive, technological and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Dana McClintock	Anthony DiClemente
Executive Vice President, Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-1077	(212) 975-2160
dlmcclintock@cbs.com	anthony.diclemente@cbs.com

Kelli Raftery
Executive Vice President, Corporate Communications
(212) 975-3161
kelli.raftery@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenues	$3,809	$3,466	$7,976	$7,227

Operating income	$695	$659	$1,923	$1,431
Interest expense	(115)	(116)	(232)	(234)
Interest income	12	14	26	31
Other items, net	(21)	(24)	(42)	(35)
Earnings before income taxes and equity in loss of investee companies	571	533	1,675	1,193
(Provision) benefit for income taxes	(119)	(113)	377	(248)
Equity in loss of investee companies, net of tax	(12)	(20)	(29)	(34)
Net earnings	$440	$400	$2,023	$911

Basic net earnings per common share	$1.18	$1.06	$5.41	$2.40

Diluted net earnings per common share	$1.17	$1.05	$5.38	$2.38

Weighted average number of common shares outstanding:
Basic	374	378	374	380
Diluted	376	381	376	383

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$216	$322
Receivables, net	3,795	4,041
Programming and other inventory	1,945	1,988
Prepaid expenses and other current assets	380	401
Total current assets	6,336	6,752
Property and equipment	2,931	2,926
Less accumulated depreciation and amortization	1,754	1,717
Net property and equipment	1,177	1,209
Programming and other inventory	4,269	3,883
Goodwill	5,062	4,920
Intangible assets	2,660	2,638
Operating lease assets	922	—
Deferred income tax assets, net	785	29
Other assets	2,624	2,395
Assets held for sale	—	33
Total Assets	$23,835	$21,859

Liabilities and Stockholders’ Equity
Accounts payable	$214	$201
Participants' share and royalties payable	1,188	1,177
Accrued programming and production costs	590	704
Commercial paper	—	674
Accrued expenses and other current liabilities	1,851	1,817
Total current liabilities	3,843	4,573
Long-term debt	9,359	9,465
Noncurrent operating lease liabilities	858	—
Other liabilities	5,022	5,017
Stockholders’ Equity	4,753	2,804
Total Liabilities and Stockholders’ Equity	$23,835	$21,859

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended
	June 30,
	2019	2018
Operating Activities:
Net earnings	$2,023	$911
Adjustments to reconcile net earnings to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	106	112
Deferred tax (benefit) provision	(607)	40
Stock-based compensation	75	91
Equity in loss of investee companies, net of tax and distributions	29	34
Gain on sale of assets	(549)	—
Change in assets and liabilities, net of investing and financing activities	(763)	(143)
Net cash flow provided by operating activities from continuing operations	314	1,045
Net cash flow used for operating activities from discontinued operations	—	(2)
Net cash flow provided by operating activities	314	1,043
Investing Activities:
Investments in and advances to investee companies	(72)	(71)
Capital expenditures	(60)	(62)
Acquisitions, net of cash acquired	(39)	(29)
Proceeds from dispositions	736	—
Proceeds from sale of investments	15	—
Other investing activities	2	2
Net cash flow provided by (used for) investing activities from continuing operations	582	(160)
Net cash flow used for investing activities from discontinued operations	—	(23)
Net cash flow provided by (used for) investing activities	582	(183)
Financing Activities:
Repayments of short-term debt borrowings, net	(674)	(309)
Proceeds from issuance of senior notes	493	—
Repayment of senior notes	(600)	—
Payment of finance lease obligations	(6)	(8)
Payment of contingent consideration	(3)	(5)
Dividends	(138)	(140)
Purchase of Company common stock	(14)	(394)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(43)	(58)
Acquisition of noncontrolling interest	(26)	—
Proceeds from exercise of stock options	11	22
Other financing activities	—	(1)
Net cash flow used for financing activities	(1,000)	(893)
Net decrease in cash, cash equivalents and restricted cash	(104)	(33)
Cash, cash equivalents and restricted cash at beginning of period (includes $120 (2019) and $0 (2018) of restricted cash)	442	285
Cash, cash equivalents and restricted cash at end of period (includes $122 (2019) and $0 (2018) of restricted cash)	$338	$252

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and six months ended June 30, 2019 and 2018. The Company defines “Adjusted Operating Income” as operating income excluding costs for restructuring and other corporate matters and gain on sale of assets, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management; provide a clearer perspective on the underlying performance of the Company; and make it easier for investors, analysts and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended June 30,
	2019	2018
Adjusted Operating Income	$702	$694
Restructuring and other corporate matters	(7)	(35)
Operating income	695	659
Interest expense	(115)	(116)
Interest income	12	14
Other items, net	(21)	(24)
Earnings before income taxes and equity in loss of investee companies	571	533
Provision for income taxes	(119)	(113)
Equity in loss of investee companies, net of tax	(12)	(20)
Net earnings	$440	$400

	Six Months Ended June 30,
	2019	2018
Adjusted Operating Income	$1,495	$1,475
Restructuring and other corporate matters	(121)	(44)
Gain on sale of assets	549	—
Operating income	1,923	1,431
Interest expense	(232)	(234)
Interest income	26	31
Other items, net	(42)	(35)
Earnings before income taxes and equity in loss of investee companies	1,675	1,193
Benefit (provision) for income taxes	377	(248)
Equity in loss of investee companies, net of tax	(29)	(34)
Net earnings	$2,023	$911

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as net cash flow (used for) provided by operating activities before operating cash flow from discontinued operations, and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow (used for) provided by operating activities is the most directly comparable GAAP financial measure.
Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.
As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow (used for) provided by operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow (used for) provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow (used for) provided by operating activities to free cash flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net cash flow (used for) provided by operating activities	$(124)	$326	$314	$1,043
Capital expenditures	(33)	(32)	(60)	(62)
Less: Operating cash flow from discontinued operations	—	(2)	—	(2)
Free cash flow	$(157)	$296	$254	$983
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net cash flow (used for) provided by operating activities	$(124)	$326	$314	$1,043
Net cash flow (used for) provided by investing activities	$(53)	$(93)	$582	$(183)
Net cash flow used for financing activities	$(106)	$(128)	$(1,000)	$(893)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2019 and 2018 Adjusted Results
The Company’s results included discrete items that affected comparability. Adjusted results exclude these discrete items and are measures of performance not calculated in accordance with GAAP. The Company believes that these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management; provide a clearer perspective on the underlying performance of the Company; and make it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results. The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures.

	Three Months Ended June 30, 2019
	Reported	Corporate Matters (a)	Gain on Sale of Asset (b)	Adjusted
Revenues	$3,809	$—	$—	$3,809

Operating income	$695	$7	$—	$702
Operating income margin (c)	18%			18%
Interest expense	(115)	—	—	(115)
Interest income	12	—	—	12
Other items, net	(21)	—	—	(21)
Earnings before income taxes and equity in loss of investee companies	571	7	—	578
Provision for income taxes	(119)	(2)	—	(121)
Effective income tax rate	20.8%			20.9%

Equity in loss of investee companies, net of tax	(12)	—	(10)	(22)
Net earnings	$440	$5	$(10)	$435
Diluted EPS	$1.17	$.01	$(.03)	$1.16
Diluted weighted average number of common shares outstanding	376			376
(a) Reflects professional fees associated with legal proceedings involving the Company and other corporate matters.

(b)	Reflects a gain on the sale of an international joint venture.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30, 2018
	Reported	Restructuring and Other Corporate Matters (a)	Adjusted
Revenues	$3,466	$—	$3,466

Operating income	$659	$35	$694
Operating income margin (b)	19%		20%
Interest expense	(116)	—	(116)
Interest income	14	—	14
Other items, net	(24)	—	(24)
Earnings before income taxes and equity in loss of investee companies	533	35	568
Provision for income taxes	(113)	(8)	(121)
Effective income tax rate	21.2%		21.3%

Equity in loss of investee companies, net of tax	(20)	—	(20)
Net earnings	$400	$27	$427
Diluted EPS	$1.05	$.07	$1.12
Diluted weighted average number of common shares outstanding	381		381
(a) Reflects restructuring charges of $25 million ($19 million, net of tax) at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations as well as expenses of $10 million ($8 million, net of tax) primarily for professional fees associated with legal proceedings involving the Company and other corporate matters.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2019
	Reported	Restructuring and Other Corporate Matters (a)	Gain on Sale of Assets (b)	Tax Item (c)	Adjusted
Revenues	$7,976	$—	$—	$—	$7,976

Operating income	$1,923	$121	$(549)	$—	$1,495
Operating income margin (d)	24%				19%
Interest expense	(232)	—	—	—	(232)
Interest income	26	—	—	—	26
Other items, net	(42)	—	—	—	(42)
Earnings before income taxes and equity in loss of investee companies	1,675	121	(549)	—	1,247
Benefit (provision) for income taxes	377	(30)	163	(768)	(258)
Effective income tax rate	(22.5)%				20.7%

Equity in loss of investee companies, net of tax	(29)	—	(10)	—	(39)
Net earnings	$2,023	$91	$(396)	$(768)	$950
Diluted EPS	$5.38	$.24	$(1.05)	$(2.04)	$2.53
Diluted weighted average number of common shares outstanding	376				376
(a) Primarily reflects restructuring charges of $108 million ($81 million, net of tax) at Entertainment, Cable Networks, Publishing, Local Media and Corporate and expenses of $13 million ($10 million, net of tax) associated with legal proceedings involving the Company and other corporate matters.
(b) Reflects a gain of $549 million ($386 million, net of tax) on the sale of the CBS Television City property and sound stage operation and a gain on the sale of an international joint venture.
(c) Reflects a deferred tax benefit resulting from the transfer of intangible assets between subsidiaries of the Company in connection with a reorganization of the Company’s international operations.
(d) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2018
	Reported	Restructuring and Other Corporate Matters (a)	Adjusted
Revenues	$7,227	$—	$7,227

Operating income	$1,431	$44	$1,475
Operating income margin (b)	20%		20%
Interest expense	(234)	—	(234)
Interest income	31	—	31
Other items, net	(35)	—	(35)
Earnings before income taxes and equity in loss of investee companies	1,193	44	1,237
Provision for income taxes	(248)	(10)	(258)
Effective income tax rate	20.8%		20.9%

Equity in loss of investee companies, net of tax	(34)	—	(34)
Net earnings	$911	$34	$945
Diluted EPS	$2.38	$.09	$2.47
Diluted weighted average number of common shares outstanding	383		383
(a) Reflects restructuring charges of $25 million ($19 million, net of tax) at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations as well as expenses of $19 million ($15 million, net of tax) primarily for professional fees associated with legal proceedings involving the Company and other corporate matters.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.